Exhibit 10.8

LICENSE AGREEMENT

This LICENSE AGREEMENT is made and entered into as of September     , 2009 by and between NEW COLONY INVESTORS, LLC, a Delaware limited liability company (“Licensor”) and COLONY FINANCIAL, INC., a Maryland corporation (“Licensee”). Capitalized terms used but not defined herein have the meanings ascribed to such term in the Restructuring Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Licensor, which is an affiliate of the manager of Licensee, desires to grant to Licensee a license to use the Colony Intellectual Property (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements herein provided, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

Section 1. Grant and Scope of License

1.1 Licensor hereby grants to Licensee, for the term set forth in Section 1.2 below, a non-exclusive, non-transferable, royalty-free license to use, and to sublicense or permit Licensee’s affiliates to use (provided each such affiliate complies with all of the terms and conditions of this Agreement), the Colony Intellectual Property, in connection with the business of Licensee and its affiliates and subject to and in accordance with the terms and conditions of this Agreement (the “License”). Licensee shall cause each of its affiliates to fully comply with all of the terms and conditions of this Agreement. In the event an affiliate of Licensee fails to comply with any of the terms or conditions of this Agreement, Licensee shall be responsible for any such failure. Notwithstanding anything to the contrary contained herein, Licensor reserves the right to further license the Colony Intellectual Property at its sole discretion. For purposes of this License, “Colony Intellectual Property” means all right, title and interest in all present and future trade names, trademarks, logos, Internet domain names and other intellectual property relating to the Colony franchise held by Licensor from time to time.

1.2 The License shall be perpetual unless otherwise terminated pursuant to Section 4.

Section 2. Quality Control

2.1 Licensee shall use the Colony Intellectual Property only in connection with specified business activities of a high standard of quality, so as to preserve the goodwill associated with such property. Upon reasonable prior notice, Licensee shall cooperate with Licensor in respect of any and all reasonable procedures and requirements established by Licensor which are designed to preserve the goodwill associated with the Colony Intellectual Property and are notified to Licensee . In order to ensure Licensor’s control over the quality of the activities performed by Licensee in connection with the use of the Colony Intellectual Property, Licensee shall permit the authorized representatives of Licensor to review and inspect Licensee’s uses of the Colony Intellectual Property at all reasonable times.

2.2 Licensee bears the exclusive responsibility to assure that any activities Licensee undertakes in connection with the use of the Colony Intellectual Property comply with all applicable statues, laws, ordinances, codes, regulations, rules or requirements of any government, governmental authority, regulatory agency or self-regulatory body wherever located.

Section 3. Ownership and Protection

3.1 Licensor represents and warrants that it owns the Colony Intellectual Property and the goodwill associated therewith and has all rights necessary to grant the licenses in the Colony Intellectual Property to Licensee as set forth herein. Licensee acknowledges such ownership by Licensor, and Licensee shall do nothing inconsistent therewith. Licensee further acknowledges that the Colony Intellectual Property is part of the business of Licensor. Licensee agrees that it shall not, during the term of this Agreement or at any time thereafter, contest the fact that Licensee’s rights under this Agreement (i) are solely those of a licensed used and (ii) shall cease upon termination of this Agreement, subject to Section 4.4. During and after the term of this License, Licensee shall not adopt, use or attempt to register any name, brand, logo, mark or other identifier, or perform any act, that Licensee reasonably believes is likely to disparage, dilute or be confusingly similar to the Colony Intellectual Property.

3.2 Licensee shall notify Licensor of any infringement of the Colony Intellectual Property promptly upon Licensee becoming aware of such infringement. Licensor has and shall retain the sole and exclusive right, in its sole discretion and at its own expense, to bring infringement proceedings involving the Colony Intellectual Property and to retain all amounts rewarded as relief therein or in settlement thereof.

Section 4. Termination

4.1 The License and this Agreement (except as set forth in Section 6.7 and 4.4.) will terminate immediately upon the earlier to occur of (i) the mutual written agreement of the parties hereto, (ii) such time as Colony Financial Manager, LLC, or an affiliate thereof, ceases to be the manager of Licensee and (iii) the dissolution of Licensee.

4.2 Licensor shall have the right to terminate the License and this Agreement, upon written notice to Licensee if Licensee materially breaches any of the provisions of this Agreement and Licensee fails to cure such material breach within thirty (30) days of receiving written notice of such material breach from Licensor.

4.3 It is understood and agreed that except for Licensee’s right to use the Colony Intellectual Property as set forth in this Agreement, Licensee shall have no right, title or interest in or to the Colony Intellectual Property, and that all such rights will immediately terminate and revert to Licensor upon termination of this License. All goodwill associated with Licensee’s use of the Colony Intellectual Property shall accrue to the benefit of Licensor. Licensee hereby quitclaims to Licensor ownership of all intellectual property rights that may accrue to Licensee relating to the Colony Intellectual Property, and Licensee agrees at all times during and after this License to execute any document(s) necessary to perfect Licensor’s title to the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein.

4.4 Upon termination of the License and after a period of three (3) months to ramp down Licensee’s use of the Colony Intellectual Property (the “Ramp Down Period”), Licensee shall promptly discontinue all use, and refrain from all future use, of the Colony Intellectual Property, including such use in any format confusingly similar thereto. During the Ramp Down Period, Licensee shall use the Colony Intellectual Property for transition purposes only until it can discontinue the use of the Colony Intellectual Property, and Licensee shall use its commercially reasonable efforts to discontinue use of the Colony Intellectual Property as soon as reasonably practicable following termination of the License.

Section 5. Injunctive Relief

Licensee acknowledges and admits that there would be no adequate remedy at law for its failure to use the Colony Intellectual Property in accordance with the terms and conditions of this Agreement or for its failure to cease its use of the Colony Intellectual Property at the termination of the License, and Licensee agrees that in the event of any such failure, Licensor shall be entitled to seek equitable relief by way of a temporary restraining order, preliminary and permanent injunction and such other and further relief as any court with jurisdiction may grant.

Section 6. General Provisions

6.1 Nothing in this Agreement shall create any relationship between Licensor and Licensee beyond that of licensor and licensee.

6.2 THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

6.3 The agreements contained in this Agreement are for the sole benefit of the parties hereto and their permitted successors and permitted assigns, and they will not be construed as conferring and are not intended to confer any rights on any other persons.

6.4 Licensor may not assign or delegate its rights and obligations under this Agreement without the prior written consent of Licensee, which consent may not be unreasonably withheld. Because this Agreement is personal in nature as to Licensee, unless otherwise permitted pursuant to the terms of this Agreement, Licensee may not assign, delegate, sublicense, or otherwise encumber its rights or obligations under this Agreement in any manner, whether by operation of law or otherwise, absent the prior written consent of Licensor, which consent may be given or withheld in the sole discretion of Licensor. Any attempted assignment, delegation, sublicense or other encumbrance in violation of this Section 6.4 shall be void.

6.5 This Agreement embodies the entire agreement between the parties hereto with respect to the use of the Colony Intellectual Property and, except as provided herein, supersedes any and all prior or contemporaneous oral or written understandings, negotiations or communications on behalf of such parties with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing duly executed by each of the parties hereto and any such amendment so duly executed in writing shall be binding on the parties hereto.

6.6 The paragraph and section headings used herein are descriptive only and shall not affect the meaning or interpretation of this Agreement.

6.7 Notwithstanding any termination of this Agreement, the parties’ rights and obligations, acknowledgements and covenants under Sections 3, 4, 5 and this Section 6 will survive such termination and remain in full force and effect.

6.8 If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law or equity while more nearly preserving its original intent; such invalidity shall not render invalid or unenforceable the remaining terms and provisions of this Agreement.

6.9 Each of the parties hereto agrees to execute and deliver all such instruments and do all acts reasonably necessary, desirable or proper as may be reasonably requested by any other party hereto to carry out the purposes of this Agreement.

6.10 Failure on the part of a party in any one or more instances to enforce any of its rights that arise in connection with this Agreement, or to insist upon the strict performance of any of the terms, conditions or covenants of this Agreement, shall not be construed as a waiver or relinquishment for the future of any such rights, terms, conditions or covenants. No waiver of any condition of this Agreement shall be valid unless it is in writing.

6.11 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same Agreement.

6.12 EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES PERTAINING TO THE COLONY INTELLECTUAL PROPERTY. FOR EXAMPLE AND WITHOUT LIMITATION, LICENSOR EXPRESSLY DISCLAIMS ALL WARRANTIES, IMPLIED OR OTHERWISE, REGARDING NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date first above written.

NEW COLONY INVESTORS LLC,
a Delaware limited liability company

By:	NEW COLONY HOLDINGS, LLC,
its Managing Member

By:
Thomas J. Barrack, Jr.
Managing Member

COLONY FINANCIAL, INC., a Maryland corporation

By:
Mark M. Hedstrom
Vice President

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